UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended February 28, 2019

Sigmata Electronics, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 24R-00050

Delaware	81-1253192

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

780 Reservoir Avenue #123 Cranston, RI	02910

(Address of principal executive offices)	(Zip Code)

(401) 714-5337

Registrant’s telephone number, including area code

Common Stock, par value $0.0001

(Title of each class of securities issued pursuant to Regulation A)

In this Annual Report, references to “Sigmata Electronics, Inc.”, “Sigmata”, “we,” “us,” “our,” or the “company” mean Sigmata Electronics, Inc.

THIS ANNUAL REPORT MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

Item 1. Description of Business

Corporate History

Sigmata Electronics, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on January 28, 2016.

On January 28, 2016 Paul Moody was appointed as Chief Executive Officer, President, and Director.

On January 28, 2016 Jeffrey DeNunzio was appointed as Chief Financial Officer, Chief Accounting Officer, and Director.

On January 28, 2016 Jeffrey DeNunzio and Paul Moody were each issued 60,000,000 shares of restricted common stock at par value (.0001) for services rendered to the Company, in particular for developing the Company’s business plan.

During the year February 29, 2017, the Company sold 1,362,000 common shares for cash of $2,270.

On November 28, 2016, our two majority shareholders, Paul Moody and Jeffrey DeNunzio, each have agreed to, and have since cancelled, 69,000,000 shares of restricted common stock respectively and 4,500,000 shares of freely transferable common stock respectively.

Subsequent to the above cancellation of shares, and also on November 28, 2016, the Company authorized and conducted a forward stock split. Every one share of common stock held by stockholders has been converted into three (3) shares of common stock. All share amounts presented have been retroactively adjusted.

On February 2, 2017 Sigmata Electronics, Inc., the Company, entered into and consummated an agreement with Jeffrey H. Purchon, in which Sigmata Electronics, Inc,. purchased, for a sum of $5,000, the entire worldwide rights, title, and interest in all inventions and improvements that are disclosed in U.S. patent No. 7,758,365, and on U.S. Application Number 12/214,002 entitled Self-Muting Audio Connector, which was filed on June 16, 2008 which is a continuation-in-part application of co-pending PCT International Application PCT/US2006/01782 with an international filing date of January 17, 2006.

Business Information

Sigmata Electronics, Inc. (herein referred to as “Sigmata”) is a company looking to fill the expansive electronics industry, primarily within the United States but also catering to customers throughout the world. Sigmata plans to acquire, or otherwise make available to our consumers, a wide array of electronic products catering to various demographics and individuals of a wide range of lifestyles in order to meet the demands of as many consumers as possible.

As of the date of this report we have decided to abandon our drop-shipping business model to pursue what we believe to be more viable business opportunities in the electronics industry.

In particular, we intend to further pursue direct sales of electronics products, and also intend to explore additional possibilities regarding our patented technology, known as the “Quiet Cable”.

Currently, we have a Company website at: https://www.sigmataelectronics.com/ through which we intend to display any future inventory of goods we may have available for sale.

Primarily, it is our near goal to seek opportunities to purchase computers and comparable electronic devices either in bulk quantities or at wholesale prices. We intend to resell such goods via various outlets such as, but not limited to, Ebay, Amazon Marketplace, etc. We do not have cash on hand to fund any purchases of any sizable amount of inventory so we intend to rely entirely on funds provided by our officers and directors, Paul Moody and Jeffrey DeNunzio. Jeffrey DeNunzio and Paul Moody have no obligation to provide, and/or loan, the Company any quantity of funds.

In conjunction with exploring the purchase and subsequent resale of electronic devices, we intend to continue to explore means to monetize our patented technology. It should be noted that we have been continually seeking opportunities to monetize our patent, and also to create our own new line of inventory, under the Sigmata name, for the Quiet Cable. However, thus far we have been unable to pursue such options as the associated costs have been too significant to incur at our current level of operations and/or for our officers and directors to fund without any guarantee of repayment.

On February 2, 2017 we acquired the entire worldwide rights, title, and interest in all inventions and improvements that are disclosed in U.S. patent No. 7,758,365, and on U.S. Application Number 12/214,002 entitled Self-Muting Audio Connector. While we retain several prototypes (8 units) relating to these patents we do not, at present, have a manufacturer in place to produce additional units to offer to consumers. Our intention will be, when we can find a manufacturer who can produce units at a price point the Company determines is appropriate, to initiate sales, both direct and through third party retailers, of the Self-Muting Audio Connector. At present these plans are tentative and not fully determined.

We have been attempting to find a manufacturer for our patented technology over the past twelve months. We have not yet finalized a deal on terms that the Company can agree to, given our limited resources. It is the belief of the Company that we will require additional investments in order to finalize any sort of deal with a manufacturer that could result in the Company achieving profitability as a result of the sale of “Quiet Cables”. At this time it is our intention to attract additional investments, although we have no definitive plans in place to do so.

Our officers and directors, at this point in time, have no obligation to provide any funds to the Company. If we are unable to achieve a substantive source of revenue or funding over the next fiscal year there is the possibility that the Company may be forced to liquidate any and all assets. As mentioned above, we have recently abandoned our drop shipping operations due to our historical lack of success in this endeavor, and we are now focused on exploring additional avenues towards profitability in the electronics industry.

Competition

The industry in which Sigmata Electronics, Inc. competes is highly competitive. There are a wide variety of companies supplying electronic goods, from Companies who utilize strictly online sales via their own websites or marketing platforms, to companies with their own storefront locations specialized in electronics, to large variety stores which happen to include electronic supplies. The vast majority of our competitors have greater resources and name recognition than Sigmata Electronics, Inc. and certain competitors have such a strong hold upon the market that we may face difficulties penetrating into the marketplace effectively. Our competition includes, but is not strictly limited to, Best Buy, Target, Walmart, Apple, Inc. Newegg, Amazon, etc.

Future Plans

In the future we intend to promote our Company via our website. Should we acquire inventory in the future we intend to utilize various social media platforms, online advertising channels, blogs, and other media as a means to garner attention for our products.

At present, our plans are limited to identifying the ideal methods of advertisement, but in the future we expect to begin marketing campaigns in order to generate interest and improve awareness of our company and our website. We do not yet have a definitive timeline for when we will begin implementing any marketing plans for the Company, as we have no inventory available for sale at present.

In relation to our patent, our plans revolve, at present, around finding a suitable manufacturer to produce physical inventory at a price point the Company arbitrarily deems appropriate. Immediately following the acquisition of the worldwide rights to the above patent we, as a Company, began the process of vetting out manufacturers and product packaging Companies located in the New England region of the United States. Our research into these manufacturers will be comprehensive, as we evaluate cost, quality, services, and miscellaneous features and aspects of the Companies we seek to do business with. During the fiscal year ended February 28, 2019 we have not yet identified a suitable manufacturer. We have found it challenging to fulfill the aforementioned plans given our limited resources.

Employees

As of July 30, 2019, we have two part time employees, Paul Moody our Chief Executive Officer and Jeffrey DeNunzio, our Chief Financial Officer.

Currently, both Mr. Moody and Mr. DeNunzio have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Operating Results

Our net loss for the year ended February 28, 2018 was $7,927 while it was $6,109 for the year ended February 28, 2019.

Compensation to shareholders was $0 in the fiscal year of 2019 and 2018.

We intend to explore possible options whereas we may be able to purchase goods at wholesale prices and subsequently resell them at market prevailing prices for a profit. We also intend, as mentioned above, to pursue business opportunities regarding our patented technology, known as the “Quiet Cable.”

Liquidity and Capital Resources

As of February 28, 2019 the Company held $82 in cash and $3,725 in other assets while, as of February 28, 2018 the company held $2 in cash, and $4,407 in other assets.

Our capital needs have primarily been met by our officers, Paul Moody and Jeffrey DeNunzio. We will have additional capital requirements during 2019. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future. Should our officers and or directors be unwilling to provide us funds we may have to seek other sources of financing, scale back operations, liquidate our assets, and or even cease operations entirely.

Item 3. Directors, Executive Officers, and Significant Employees

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Paul Moody	30	Chief Executive Officer, President, Director
Jeffrey DeNunzio	28	Chief Financial Officer, Chief Accounting Officer, Director

Paul Moody - Chief Executive Officer, President, Director

Paul Moody, age 30, has acted as Chief Executive Officer, President, and Director since the Company’s formation on January 28, 2016. Mr. Moody attended the University of Rhode Island and graduated in 2014 with a Bachelor of Fine Arts in English. From 2015 to Present Mr. Moody has been affiliated with V Financial Group Inc. by providing writing and consulting services on a need be basis. On May 20, 2014 Mr. Moody was appointed as the secretary of NL One Corporation, where he was responsible for corporate book keeping, and held this position until this resignation in April, 2016. On September 4, 2018 Mr. Moody became the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Quick Start Holdings, Inc., a Delaware Corporation until his resignation on February 20, 2019. Paul Moody is currently the sole officer and director of Fast Lane Holdings, Inc., a Delaware Company.

Jeffrey DeNunzio - Chief Financial Officer, Chief Accounting Officer, Director

Jeffrey DeNunzio, age 28, has acted as Chief Financial Officer, Chief Accounting Officer and Director of the Company since its formation on January 28, 2016. Mr. DeNunzio attended Roger Williams University beginning in 2008 and graduated Cum Laude in 2012, with a double major in Legal Studies and Psychology. In 2012 he also originated Form 10 blank check shell Company, Gold Bullion Acquisition Inc. which he resigned from as President and Director this January of 2013. Additionally, in 2013 he originated Form 10 blank check shell Company, Gold Eagle Acquisition, Inc. which he resigned from as President and Director this past June of 2013. In August of 2013 Mr. Jeffrey DeNunzio also incorporated Form 10 blank check shell Companies, Prosperity Acquisition, Inc. and Wealth Acquisition, Inc. Mr. DeNunzio has since resigned as President and Director of both Companies. Additionally, on February 19, 2015 Jeffrey DeNunzio originated Form 10 blank check shell Opulent Acquisition, Inc., of which he resigned from January of 2016. On May 20, 2014 Mr. DeNunzio was appointed as President, Chief Executive Officer and Director of NL One Corporation, where he was responsible for overseeing Company operations, ensuring the Company’s patents remained in good standing and conducted general managerial activities, and held these positions until his resignation in April, 2016. From 2015 to Present Mr. DeNunzio has served as President of V Financial Group Inc., where he is responsible for overseeing Company operations.

For the fiscal year ended February 28, 2019, we compensated our executive officers (who also serve as our directors) as follows:

Name	Capacities in which compensation was received	Cash Compensation ($)	Other Compensation ($)*	Total Compensation ($)
Paul Moody	CEO	$0	$0	$0
Jeffrey DeNunzio	CFO	$0	$0	$0

For the fiscal year ended February 28, 2018, we compensated our executive officers (who also serve as our directors) as follows:

Name	Capacities in which compensation was received	Cash Compensation ($)	Other Compensation ($)*	Total Compensation ($)
Paul Moody	CEO	$0	$0	$0
Jeffrey DeNunzio	CFO	$0	$0	$0

We do not compensate our officers and or directors for attendance at any meetings.

*No stock options or warrants were granted to our executive officers and or directors during the fiscal years ending February 28, 2019 and 2018.

Item 4. Security Ownership of Management and Certain Securityholders

As of February 28, 2019 and 2018 the Company has 47,862,000 shares of common stock and no shares of preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Paul Moody	23,250,000	48.58%	-	-	48.58%
Jeffrey DeNunzio	23,250,000	48.58%	-	-	48.58%
5% Shareholders
None	-	-	-	-	-

We have no outstanding warrants or options.

Item 5. Interest of Management and Others in Certain Transactions

On January 28, 2016 Paul Moody was appointed as Chief Executive Officer, President, and Director.

On January 28, 2016 Jeffrey DeNunzio was appointed as Chief Financial Officer, Chief Accounting Officer, and Director.

On January 28, 2016 Jeffrey DeNunzio and Paul Moody were each issued 60,000,000 shares of restricted common stock at par value (.0001) for services rendered to the Company, in particular for developing the Company’s business plan.

On November 28, 2016, our two majority shareholders, Paul Moody and Jeffrey DeNunzio, each have agreed to, and have since cancelled, 69,000,000 shares of restricted common stock respectively and 4,500,000 shares of freely transferable common stock respectively.

Subsequent to the above cancellation of shares, and also on November 28, 2016, the Company authorized and conducted a forward stock split. Every one share of common stock held by stockholders has been converted into three (3) shares of common stock.

On February 2, 2017 Sigmata Electronics, Inc., the Company, entered into and consummated an agreement with Jeffrey H. Purchon, in which Sigmata Electronics, Inc,. purchased, for a sum of $5,000, the entire worldwide rights, title, and interest in all inventions and improvements that are disclosed in U.S. patent No. 7,758,365, and on U.S. Application Number 12/214,002 entitled Self-Muting Audio Connector, which was filed on June 16, 2008 which is a continuation-in-part application of co-pending PCT International Application PCT/US2006/01782 with an international filing date of January 17, 2006.

During the year February 28, 2017, the Company sold 1,362,000 common shares for cash of $2,270. During the year ended February 28, 2017 our CFO paid operating expenses in the amount of $8,743 and our CEO paid operating expenses in the amount of $2,500, totaling $11,243 and recorded as additional paid in capital.

During the year ended February 28, 2018 our CEO paid operating expenses in the amount of $11,407 which was recorded as additional paid in capital.

During the year ended February 28, 2019 our CEO paid operating expenses totaling $1.398 and our CFO paid operating expenses in the amount of $684. These amounts were recorded as additional paid-in capital.

At this time our office space is provided to us rent free by our Chief Executive Officer, Paul Moody. We utilize home office space at no cost.

Item 6. Other Information

None.

Item 7. Financial Statements

Index to Financial Statements

Page(s)

Report of Independent Registered Public Accounting Firm	F2

Balance Sheets	F3

Statements of Operations	F4

Statements of Changes in Shareholders’ Equity (Deficit)	F5

Statements of Cash Flows	F6

Notes to Financial Statements	F7-F8

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Sigmata Electronics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sigmata Electronics, Inc. (the Company) as of February 28, 2019 and 2018, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two year period ended February 28, 2019, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two year period ended February 28, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, Texas

July 30, 2019

-F2-

Sigmata Electronics, Inc.
Balance Sheets (Audited)

	As of February 28, 2019	As of February 28, 2018
ASSETS
Current assets
Cash	$82	$2
Total current assets	$82	$2
Other assets
Patent, net amortization	$3,725	4,407
Total Assets	$3,807	4,409
LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$5,215	$1,790
Total liabilities	5,215	$1,790

Stockholders’ deficit
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of February 28, 2018 and 2019)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized, 47,862,000 shares issued and outstanding as of February 28, 2018 and 2019)	4,786	4,786
Additional paid in capital	27,916	25,834
Accumulated deficit	(34,110)	(28,001)
Total stockholders’ deficit	(1,408)	2,619
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$3,807	4,409

The accompanying notes are an integral part of these financial statements

-F3-

Sigmata Electronics, Inc.

Statements of Operations

(Audited)

	Year Ended February 28, 2019	Year Ended February 28, 2018

Operating Expenses:
Selling general and administrative expenses	$6,109	$7,927
Total operating expenses	6,109	7,927

Net loss	$(6,109)	$(7,927)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding- Basic and diluted	47,862,000	47,862,000

The accompanying notes are an integral part of these financial statements

-F4-

Sigmata Electronics, Inc.
Statements of Changes in Stockholders’ Equity (Deficit)
For the years ended February 28, 2018 and February 28, 2019 (Audited)

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance February 28, 2017 (audited)	$47,862,000	$4,786	$14,427	$(20,074)	$(861)

Contributed Capital	-	-	11,407	-	11,407

Net loss for the period	-	-	-	(7,927)	(7,927)

Balance February 28, 2018 (audited)	$47,862,000	$4,786	$25,834	$(28,001)	$2,619

Contributed Capital	-	-	2,082	-	2,082

Net loss	-	-	-	(6,109)	(6,109)

Balance February 28, 2019 (audited)	$47,862,000	$4,786	$27,916	$(34,110)	$(1,408)

The accompanying notes are an integral part of these financial statements

-F5-

Sigmata Electronics, Inc.

Statements of Cash Flows

(Audited)

	For the Year Ended February 28, 2019	For the Year Ended February 28, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,109)	$(7,927)
Adjustments to reconcile net loss to net cash used in operating activities:

Impairment of Inventory	-	160
Amortization expense	682	433

Changes in operating assets and liabilities:
Account payable and accrued expenses	3,425	(4,650)
Net cash (used in) operating activities	(2,684)	(11,984)

FINANCING ACTIVITIES
Contribution of capital	2,082	11,407
Net cash provided by financing activities	2,082	11,407

Net Change in Cash	80	(577)

Cash at beginning of period:	$2	$579
Cash at end of period:	$82	$2

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

-F6-

Sigmata Electronics, Inc.

Notes to the Unaudited Financial Statements for the years ended February 28, 2018 and 2019

Note 1 - Organization and Description of Business

Sigmata Electronics, Inc. (the Company) was incorporated under the laws of the State of Delaware on January 28, 2016. The Company sells electronics merchandise online through its website and also through direct selling efforts.

The Company has elected February 28th/29th as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at February 28, 2019 and 2018 were $82 and $2, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at February 28, 2019 or 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of February 28, 2019 and 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2019 and 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 605 "Revenue Recognition in Financial Statements" which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans at February 28, 2019 and 2018.

The Company’s stock based compensation was $0 for the years ended February 28, 2019 and 2018.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

-F7-

Note 4 - Patents and Trademarks

On February 2, 2017, the Company acquired the technical contributions and assignment of all exclusive rights to and for the Self-Muting Audio Connector patent with a USPTO patent from Jeffrey Howard Purchon, an unrelated party, for $5,000. The Company had capitalized costs in purchasing the patent in the amount of $4,840. The company also acquired $160 in inventory pursuant to the purchase of the patent. The inventory is comprised of 8 Self-Muting Audio Connector cables each valued at $20. The inventory came with the purchase of the patent and no additional capital was necessary to acquire this inventory.

The Company began amortizing the patent on date of acquisition using the straight-line method. The legal life and useful life of the patent is 20 years, and the patent was originally recorded with the USPTO January 17, 2006. Accumulated amortization expense through February 28, 2019 was approximately $1,115.

Note 5 - Shareholder’s Equity (Deficit)

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has issued no preferred shares as of February 28, 2019.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 47,862,000 shares of common stock issued and outstanding as of February 28, 2019 and 2018.

The Company does not have any potentially dilutive instruments as of February 28, 2019 and, thus, anti-dilution issues are not applicable.

On January 28, 2016 the Company issued 20,000,000 of its $0.0001 par value common stock totaling $2,000 to the Director and CEO of the Company and issued 20,000,000 of its $0.0001 par value common stock totaling $2,000 to the Director and CFO of the Company in exchange for developing the Company’s business concept and plan.

On November 28, 2016, our two majority shareholders, Paul Moody and Jeffrey DeNunzio, each have agreed to, and have since cancelled, 11,500,000 shares of restricted common stock respectively and 750,000 shares of freely transferable common stock respectively.

Subsequent to the above cancellation of shares, on November 28, 2016 the Company authorized and conducted a forward stock split. Every one share of common stock held by stockholders has been converted into three (3) shares of common stock.

The below table details the shares held by the respective individuals as a result of the above events:

Shareholders	Freely Transferable Shares (Common Stock)	Restricted Shares (Common Stock)	Total Shares (Common Stock)
Jeffrey DeNunzio*	5,250,000	18,000,000	23,250,000
Paul Moody*	5,250,000	18,000,000	23,250,000
Other Shareholders	1,362,000	0	1,362,000
Total	11,862,000	36,000,000	47,862,000

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Holders of shares of Preferred Stock are entitled to voting rights where every one share of Preferred Stock has voting rights equal to one hundred shares of Common Stock.

Note 6- Related-Party Transactions

Equity

On January 28, 2016 the Company issued 20,000,000 of its $0.0001 par value common stock totaling $2,000 to the Director and CEO of the Company and issued 20,000,000 of its $0.0001 par value common stock totaling $2,000 to the Director and CFO of the Company in exchange for developing the Company’s business concept and plan.

During the period ending February 29, 2016 our CFO paid operating expenses in the amount of $415 and our CEO transferred cash to the company in the amount of $100. These amounts were recorded as additional paid in capital.

During the year ended February 28, 2017 our CFO paid operating expenses in the amount of $8,743 and our CEO paid operating expenses in the amount of $2,500, totaling $11,243 and recorded as additional paid in capital.

During the year ended February 28, 2018 our CEO paid operating expenses in the amount of $11,407 which was recorded as additional paid in capital.

During the year ended February 28, 2019 our CEO paid operating expenses totaling $1.398 and our CFO paid operating expenses in the amount of $684. These amounts were recorded as additional paid-in capital.

Office Space

At this time the Company does not have office space. Our Officers and Directors utilize home offices for all Company operations rent free.

Note 7 - Subsequent Events

None.

-F8-

Index to Exhibits

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Delaware Secretary of State on January 28, 2016 (1)
1A-2B	By-Laws (1)
EX1SA-6 MAT CTRCT	Patent Assignment (2)
EX1U-6 MAT CTRCT	Purchase Agreement Between Sigmata Electronics, Inc. and Jeffrey H. Purchon (2)

(1) Filed as an exhibit to our Offering Statement (1-A) on August 30, 2016.

(2) Filed as an exhibit to Form 1-U filed on February 8, 2017.

Signatures

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sigmata Electronics, Inc.

Date:	July 30, 2019	By:	/s/ Paul Moody
Paul Moody, Chief Executive Officer

Pursuant to the requirements of Regulation A, this Annual Report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Moody	Chief Executive Officer	July 30, 2019
Paul Moody	(Principal Executive Officer)

/s/ Jeffrey DeNunzio	Chief Financial Officer and Chief Accounting Officer	July 30, 2019
Jeffrey DeNunzio	(Principal Financial Officer and Principal Accounting Officer)